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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and "National Media Summary Historical Financial Data" in the Registration Statement
(Form S-4, No. 333-     ) and related Prospectus of National Media Corporation
and ValueVision International, Inc. and to the incorporation by reference therein of our report dated July 14, 1997, with respect to the consolidated financial statements and schedule of National Media Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 1997, filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

Philadelphia, Pennsylvania
March 12, 1998